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                                                                    Exhibit 99.5

UNAUDITED SUMMARY OF DIFFERENCES BETWEEN UK AND US GAAP FOR THE YEAR ENDED SEPTEMBER 30, 1997

The financial statements of Colorgraphic Direct Response Limited for the year ended September 30, 1997 are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). These accounting principles differ in certain material respects from accounting principles generally accepted in the United States ("US GAAP"). Described below are the material differences between UK GAAP and US GAAP, affecting the combined net income and shareholders' equity which are set forth in the tables that follow.

GOODWILL

Under UK GAAP, goodwill arising on consolidation representing the excess of the fair values of the consideration given over the fair value of the separate net assets acquired is written off against reserves on acquisition. Under US GAAP purchased goodwill should be capitalised and amortised over its estimated useful life not exceeding 40 years using the straight line method.

Effect of material differences between UK and US GAAP and additional disclosures.

a) Net income                                                          1997
                                                                 (pound)000

Net income reported under UK GAAP                                     2,851
Amortisation of goodwill                                               (401)
                                                                     ------

Net income in accordance with US GAAP                                 2,450
                                                                     ======

b) Shareholders equity                                                 1997
                                                                 (pound)000

Shareholders equity reported under UK GAAP                           (1,839)
Goodwill write off reinstated                                        15,653
                                                                     ------

Shareholders equity in accordance with US GAAP                       13,814
                                                                     ======

c) Cash flows

The combined cash flow statements prepared in accordance with UK GAAP present substantially the same information as that required under US GAAP. Under US GAAP however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents.

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Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, and equity dividends paid. Under US GAAP, three categories of cash flow activity are reported, being operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance would, with the exception of dividends paid and cost of financing, be included as operating activities under US GAAP. The payment of dividends and cost of financing would be included under financing activities under US GAAP.

Under US GAAP, cash and equivalents do not include bank loans and overdrafts repayable within three months from the date of the advance as is the case under UK GAAP. Under US GAAP, all short-term borrowings are included under financing activities.

Set out below, for illustrative purposes, is a summary combined statement of cash flows under US GAAP.

                                                                       1997
                                                                 (pound)000

Net cash provided by operating activities                             5,442
Net cash outflow from investing activities                             (921)
Net cash flow from financing activities                              (2,968)
                                                                     ------

Net increase in cash and cash equivalents under US GAAP               1,553

Overdrafts with original maturity less than three months                  -
                                                                     ------

Net increase in cash balances under UK GAAP                           1,553
                                                                     ======